Exhibit 99.1

United Rentals, Inc.

100 First Stamford Place

Suite 700

Stamford, CT 06902

Telephone: 203 622 3131

Fax: 203 622 6080

unitedrentals.com

Matthew Flannery, New Chief Executive Officer of United Rentals,

Appoints Leadership Team

STAMFORD, Conn. – May 8, 2019 – United Rentals, Inc. (NYSE: URI), the world’s largest equipment rental company, today announced that its president and chief executive officer, Matthew Flannery, has finalized his executive leadership team. Mr. Flannery succeeded Michael Kneeland as CEO on May 8, 2019, at which time Mr. Kneeland became chairman of the board.

Two 20-year leaders of United Rentals have been promoted to new roles on the executive team, effective immediately:

Paul McDonnell, Chief Commercial Officer. Mr. McDonnell will lead the company’s specialty rental operations domestically and abroad, with company-wide responsibility for sales, marketing and digital commerce. Mr. McDonnell’s tenure with United Rentals began in district management in 1999, followed by his appointment as region vice president. In 2008, he was named senior vice president, specialty operations and oversaw the strategic expansion of the company’s specialty footprint to more than 340 locations. Most recently, he served as executive vice president, sales and specialty operations.

Dale Asplund, Chief Operating Officer. Mr. Asplund will lead the company’s general rentals segment, with company-wide responsibility for safety and operational excellence. In addition, he will continue to lead the company’s functional organizations for information technology, corporate fleet management and procurement. Mr. Asplund has served in senior positions with United Rentals since joining the company in 1998, including strategic leadership roles in supply chain operations, fleet management, shared services and acquisition integration. Most recently, he served as executive vice president, business services and chief information officer.

Also continuing to serve on the executive leadership team are Craig Pintoff, chief administrative and legal officer, and Jessica Graziano, chief financial officer.

“Our company has benefitted from the seasoned leadership of Paul and Dale for the past two decades,” said Matthew Flannery, chief executive officer of United Rentals. “Their new roles underscore the deep bench strength we have within United Rentals, as well as the continuity we’ve achieved with our succession plan. I look forward to working with our executive team and board of directors – and most of all, with our employees – as we write the next chapter of our growth.”

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,165 rental locations in North America and 11 in Europe. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 18,600 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,000 classes of equipment for rent with a total original cost of $14.09 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “opportunity,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to: (1) the possibility that our business may suffer as a result of uncertainty surrounding the transition, (2) potential adverse effects on our ability to maintain relationships with customers, employees and suppliers, (3) the inherent risk associated with the planned change in leadership, and (4) other risks and uncertainties described in the “Risk Factors” section of United Rentals’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect United Rentals described in the “Risk Factors” section of documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

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Contact:

For Financial Analysts:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com

For Press:

Bill Wohl

(203) 622-3131

Cell: (475) 232-6663

wwohl@ur.com

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